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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

            AGREEMENT, dated as of the 1st day of January, 2001, by and between The Berkshire Bank, a New York banking corporation ("Employer"), and David Lukens ("Employee").

                              W I T N E S S E T H :

            WHEREAS, Employee is currently serving as the Senior Vice President and Chief Financial Officer of Employer; and

            WHEREAS, Employer wishes to assure itself of the continued services of Employee, and Employee wishes to commit himself to provide such services to Employer, all upon the terms and conditions herein contained.

            NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto hereby agree as follows:

            1. EMPLOYMENT AND DUTIES. Employer hereby employs Employee, and Employee agrees to serve, as the Senior Vice President and Chief Financial Officer of Employer, upon the terms and conditions herein contained. Employee shall have all of the duties, responsibilities and powers normally associated with such offices and such other duties as may be from time to time assigned to him by the President and Chief Executive Officer of Employer. During the term of his employment hereunder, Employee shall devote all of his business time, attention and skills to the business and affairs of Employer and its affiliates.

            2. TERM OF EMPLOYMENT. Employee's employment under this Agreement shall commence as of the date hereof and, subject to the provisions of paragraph 5 hereof, shall terminate on December 31, 2003; provided, however, that Employee's employment hereunder shall be automatically renewed for up to five additional periods of one year each unless Employee or Employer notifies the other, not less than 60 days nor more than 90 days prior to the expiration of Employee's then current employment period, that he or it elects not to extend Employee's employment hereunder beyond the expiration date of the then current employment period.

            3. COMPENSATION.

                  3.1 Base Salary. Employer shall pay to Employee, and Employee shall accept, for all services which may be rendered by him pursuant to this Agreement (including any services which may




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be rendered by him to any affiliate of Employer), a salary ("Base Salary") at a rate of $103,500 per annum, payable in accordance with Employer's then current payroll practices with respect to senior executive personnel, with such increases as may be determined by the President and Chief Executive Officer of Employer from time to time.

                  3.2 Bonus. In additional to the Base Salary, Employee may receive, as incentive compensation, an annual bonus as may be determined by the President and Chief Executive Officer of Employer (the "Bonus").

                  3.3 Stock Options. In addition to the Base Salary and the Bonus, Employee may receive, as incentive compensation, stock options as may be determined by the President and Chief Executive Officer of Employer ("Stock Options").

                  3.4 Additional Compensation. In addition to the Base Salary, the Bonus and Stock Options, Employee shall be entitled to receive such other cash bonuses and such other compensation in the form of stock, stock options or other property or rights as may from time to time be awarded him by the President and Chief Executive Officer of Employer during or in respect of his employment hereunder.

            4. EMPLOYEE BENEFITS.

                  4.1. Benefit Plans. Employee shall, during the term of his employment hereunder, be entitled to receive or participate in all benefits and plans which Employer may from time to time during such period provide for its employees generally or for its senior executive personnel and for which Employee is eligible.

                  4.2. Vacation, Sick Leave. Employee shall be entitled to such amount of paid vacation and sick leave as is from time to time, during the term of his employment hereunder, consistent with Employer's policy with respect thereto. Such vacation may be taken in Employee's discretion, and at such time or times as are not inconsistent with the reasonable business needs of Employer.

            5. TERMINATION OF EMPLOYMENT.

                  5.1. Termination for Cause.

                       5.1.1. General. If, prior to the expiration of the term of his employment hereunder, Employee's employment is terminated by Employer for Cause (as defined below), Employee shall be entitled only to payment of his Base Salary as then in effect through and including the Date of Termination (as defined below) and accrued but unused vacation. Employee shall have no further right to receive any other compensation or benefits after such




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termination or resignation of employment, except as determined in accordance with the terms of the employee benefit plans or programs of Employer applicable to Employee.

                       5.1.2. Cause. Termination for "Cause" shall mean termination of Employee's employment because of:

                  (i) the failure by Employee to perform his material obligations under this Agreement (other than any such failure resulting from Employee's incapacity due to physical or mental illness);

                  (ii) the indictment of Employee of a felony or other crime involving moral turpitude or dishonesty;

                  (iii) a breach of Section 6 hereof by Employee;

                  (iv) willfully damaging Employer's property;

                  (v) engaging in misconduct (including theft, fraud, embezzlement, and securities law violations) which is injurious to Employer, monetarily, or otherwise; or

                  (vi) if Employer or any of its affiliates is a reporting company under the federal securities laws, the occurrence of an event that is reportable as to Employee by Employer or any of its affiliates in accordance with Item 401(f) of Regulation S-K under the Securities Act of 1933.

                  5.2. Notice of Termination. Any termination of Employee's employment by Employer or by Employee (other than termination by reason of Employee's death) shall be communicated by written Notice of Termination to the other party of this Agreement. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

                  5.3. Date of Termination. The "Date of Termination" shall mean
(a) if Employee's employment is terminated by his death, the date of his death,
(b) if Employee's employment is terminated pursuant to Section 5.1 above, the date specified in the Notice of Termination after the expiration of any applicable cure periods, and (c) if Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given after the expiration of any applicable cure periods.




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            6. DEATH, DISABILITY OR RETIREMENT. In the event of termination of employment by reason of death, Permanent Disability (as hereinafter defined) or retirement, Employee shall be entitled to Base Salary and benefits determined under Section 4 hereof (i) in the case of death, through the date of death, (ii) in the case of Permanent Disability, through the expiration of a three (3) month period commencing on the Disability Date (as defined below) and (iii) in the case of retirement, through the date of termination. Other benefits shall be determined in accordance with the benefit plans maintained by Employer, and Employer shall have no further obligation hereunder. For purposes of this Agreement, "Permanent Disability" means Employee shall have been unable to perform his material duties with Employer in his usual manner, as a result of Employee's incapacity due to physical or mental illness for a period of ninety
(90) consecutive days, Employee shall not have returned to perform his material duties with Employer. Such notice of nonperformance shall set forth in reasonable detail the facts claimed to provide the basis for Employer's determination that a "Permanent Disability" exists (the date on which Employee receives such notice shall be referred to herein as the "Disability Date").

            7. CONFIDENTIALITY; NONCOMPETITION; NONSOLICITATION.

                  7.1. Employer and Employee acknowledge that the services to be performed by Employee under this Agreement are unique and extraordinary and, as a result of such employment, Employee shall be in possession of confidential information relating to the business practices of Employer. The term "confidential information" shall mean any and all information (oral and written) relating to Employer or any of its affiliates, or any of their respective activities, other than such information which (i) can be shown by Employee to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of breach of the provisions of this paragraph 7 or (ii) Employee is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law. Employee shall not, during the term of his employment hereunder and for a period of two
(2) years thereafter, except as may be required in the course of the performance of his duties hereunder, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any confidential information regarding the clients, customers or business practices of Employer acquired by Employee, without the prior written consent of Employer; provided, however, that Employee understands that he shall be prohibited from misappropriating any trade secret at any time during or after the term of his employment hereunder.




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                  7.2. Upon the termination of Employee's employment for any reason whatsoever, all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists and other materials which refer or relate to any aspect of the business of Employer which are in the possession of Employee, including all copies thereof, shall be promptly returned to Employer.

                  7.3. Employee hereby agrees that he shall not, during the term of his employment hereunder and for a period of two (2) years thereafter, directly or indirectly, within any county (or adjacent county) in any State within the United States or territory outside the United States in which Employer is engaged in business during the period of Employee's employment or on the date of termination of Employee's employment, engage, have an interest in or render any services to any business (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) competitive with Employer's business activities. Notwithstanding the foregoing, nothing herein shall prevent Employee from owning stock in a publicly traded corporation whose activities compete with those of Employer, provided that such stock holdings are not greater than two percent (2%) of such corporation.

                  7.4. Employee shall not, during the term of his employment hereunder and for a period of two (2) years thereafter, directly or indirectly, take any action which constitutes an interference with or a disruption of any of Employer's business activities including, without limitation, the solicitations of Employer's customers, or persons listed on the personnel lists of Employer.

                  7.5. For purposes of clarification, but not of limitation, Employee hereby acknowledges and agrees that the provisions of Sections 7.3 and
7.4 above shall serve as a prohibition against him from, during the period referred to therein, directly or indirectly, hiring, offering to hire, enticing, soliciting or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee or customer of Employer (but only those suppliers existing during the time of Employee's employment by Employer, or at the termination of his employment), to discontinue or alter his, her or its relationship with Employer.

            8. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties hereto shall be settled exclusively by arbitration in New York, New York, in accordance with the rules of the American Arbitration Association, before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by Employer and Employee, or, if Employer and Employee cannot agree on the selection of the arbitrator, shall be selected by the




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American Arbitration Association (provided that any arbitrator selected by the
American Arbitration Association shall not, without the consent of the parties hereto, be affiliated with Employer or Employee or any of their respective affiliates). Judgment may be entered on the arbitrator's award in any court having jurisdiction. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement.

            9. INSURABILITY; RIGHT TO INSURE. During the continuance of Employee's employment hereunder, Employer shall have the right to maintain life insurance in its own name covering Employee's life in such amount as shall be determined by Employer, for a term ending on the termination date of this Agreement. Employee shall aid in the procuring of such insurance by submitting to the required medical examinations, if any, and by filling out, executing and delivering such applications and other instrument in writing as may be reasonably required by an insurance company or companies to which application or applications for insurance may be made by or for Employer.

            10. GENERAL PROVISIONS.

                  10.1. Notices. All notices or communications hereunder shall be in writing, addressed as follows:

               If to Employer, to:

                      The Berkshire Bank
                      600 Madison Avenue
                      New York, New York 10022
                      Attention: President
                      Telecopier No.: (212) 935-7480

               If to Employee, to:

                      Mr. David Lukens
                      23 Debbie Lane
                      East Windsor, New Jersey 08520

All such notices shall be conclusively deemed to be received and shall be effective (i) if sent by hand delivery, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

                  10.2. Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable




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law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  10.3. Assignment. Employer's rights and obligations under this Agreement shall not be assignable by Employer. Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Employee.

                  10.4. Entire Agreement. This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between Employer and Employee. This Agreement may be amended at any time by mutual written agreement of the parties hereto. In the case of any conflict between any express term of this Agreement and any statement contained in any employment manual, memo or rule of general applicability of Employer, this Agreement shall control.

                  10.5. Withholding. The payment of any amount pursuant to this Agreement shall subject to applicable withholding and payroll taxes, and such other deductions as may be required under Employer's employee benefit plans, if any.

                  10.6. Governing Law. This Agreement shall be construed, interpreted and governed in accordance with the laws of New York without reference to rules relating to conflict of law.

            IN WITNESS WHEREOF, Employer has caused this Agreement to be duly executed and Employee has hereunto set his hand, as of the day and year first above written.

                                        THE BERKSHIRE BANK


                                        By /s/ Moses Krausz
                                          --------------------------------------
                                              President


                                        /s/ David Lukens
                                        ----------------------------------------
                                              David Lukens